                                                                    EXHIBIT 10.7


                                                                  EXECUTION COPY












                          SECURITIES PURCHASE AGREEMENT




                                 BY AND BETWEEN


                            C-CUBE SEMICONDUCTOR INC.

                             A DELAWARE CORPORATION


                                       AND


                             THOMSON MULTIMEDIA S.A.

                            A FRENCH SOCIETE ANONYME








                                FEBRUARY 10, 2000

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
1.      Issuance and Sale of the Securities......................................................1
        1.1    Issuance and Sale of Common Stock and Warrant.....................................1
        1.2    Closing...........................................................................2
        1.3    Closing Deliveries................................................................2

2.      Representations and Warranties of the Company............................................3

        2.1    Organization, Standing and Power..................................................3
        2.2    Authority; No Conflicts...........................................................3
        2.3    Capitalization....................................................................3
        2.4    Subsidiaries......................................................................4
        2.5    Valid Issuance of Securities......................................................4
        2.6    Governmental Consents.............................................................4
        2.7    Litigation........................................................................4
        2.8    Intellectual Property.............................................................5
        2.9    Compliance with Other Instruments.................................................5
        2.10   Material Contracts and Commitments................................................5
        2.11   Title to Property.................................................................6
        2.12   Financial Statements..............................................................6
        2.13   Changes...........................................................................6
        2.14   Outstanding Indebtedness; Material Liabilities....................................7
        2.15   Permits...........................................................................8
        2.16   Environmental and Safety Laws.....................................................8
        2.17   SEC Filings.......................................................................8
        2.18   Brokers' and Finder's Fees........................................................8

3.      Representations and Warranties of the Purchaser..........................................8

        3.1    Organization and Standing.........................................................8
        3.2    Authority.........................................................................8
        3.3    No Conflicts......................................................................9
        3.4    Brokers' and Finder's Fees........................................................9
        3.5    Purchase Entirely for Own Account.................................................9
        3.6    Accredited Investor; Investment Experience........................................9
        3.7    Restricted Securities.............................................................9
        3.8    Legends..........................................................................10

4.      Standstill Restrictions.................................................................10

        4.1    Scope of Restrictions............................................................10

5.      The Company's Right of First Refusal....................................................11

        5.1    Exercise of Right................................................................11


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                                       9

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
        5.2    Assignment of Right..............................................................12

6.      Conditions to the Issuance and Sale of the Securities...................................12

        6.1    Conditions to Obligations of the Parties.........................................12
        6.2    Additional Conditions of Purchaser's Obligations at Closing......................12
        6.3    Additional Conditions of the Company's Obligations at the Closing................13

7.      Additional Agreements...................................................................13

        7.1    Expenses.........................................................................13
        7.2    Public Disclosure................................................................13
        7.3    Additional Documents and Further Assurances......................................13

8.      Termination.............................................................................13


9.      Miscellaneous...........................................................................14

        9.1    Survival of Warranties...........................................................14
        9.2    Transfer, Successors and Assigns.................................................14
        9.3    Governing Law....................................................................14
        9.4    Counterparts.....................................................................14
        9.5    Titles and Subtitles; Headings...................................................14
        9.6    Notices..........................................................................14
        9.7    Attorneys' Fees..................................................................15
        9.8    Amendments and Waivers...........................................................15
        9.9    Severability.....................................................................15
        9.10   Entire Agreement.................................................................15
        9.11   Remedies.........................................................................15
        9.12   Extension; Waiver................................................................16
        9.13   Mutual Drafting..................................................................16
        9.14   Venue............................................................................16

                                    EXHIBITS


EXHIBIT A  Form of Warrant
EXHIBIT B  Memorandum of Understanding



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                          SECURITIES PURCHASE AGREEMENT


        THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT") is made as of February 10, 2000 by and between C-Cube Semiconductor Inc., a Delaware corporation (the "COMPANY") and wholly owned subsidiary of C-Cube Microsystems Inc., a Delaware corporation (the "PARENT"), and Thomson Multimedia S.A., a French societe anonyme (the "PURCHASER").

                                   WITNESSETH

        WHEREAS, Parent and Harmonic Inc., a Delaware corporation ("HARMONIC"), have entered into an Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of December 9, 1999 (the "MERGER AGREEMENT"), which provides that: (i) all shares of capital stock of the Company will be distributed to Parent's stockholders, on a pro rata, as converted basis in accordance with the shares of Parent common stock held (the "DISTRIBUTION"), and
(ii) shortly after the Distribution, Parent will merge with and into Harmonic (the "MERGER");

        WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase from the Company, conditioned upon and promptly after the Distribution, certain shares of common stock of the Company ("COMMON STOCK") and a warrant to purchase shares of Common Stock in the quantities and at the price more fully set forth herein;

        WHEREAS, the Company and the Purchaser desire to make certain representations and warranties in connection with the transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the foregoing premises, the representations and warranties, covenants and other agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

        1. Issuance and Sale of the Securities.

               1.1 Issuance and Sale of Common Stock and Warrant. On the Closing Date and effective as of the Closing (each as defined in Section 1.2 hereof), upon the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 474,747 shares of Common Stock (the "SHARES") and a warrant substantially in the form attached as Exhibit A hereof, with the terms and conditions set forth therein, with an exercise price per share equal to the Per Share Price (as defined below), and exercisable for up to 949,494 shares of Common Stock (the "WARRANT"). The Shares and the Warrant (together, the "SECURITIES") will be issued and sold by the Company in exchange from the Purchaser of cash equal to the Purchase Price (as defined in Section 1.1(a) hereof).

                      (a) Purchase Price; Per Share Price. The "PURCHASE PRICE" shall equal the product of (i) 474,747, multiplied by (ii) the Per Share Price. The "PER SHARE PRICE" shall equal $19.78.

               1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 hereof, the consummation of the transactions contemplated hereby pursuant to the terms and provisions hereof (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at Spear Street Tower, One Market, San Francisco, California 94105, unless another place or time is agreed to in writing by the Company and the Purchaser. The date upon which the Closing occurs shall be referred to herein as the "CLOSING DATE."

               1.3 Closing Deliveries.

                      (a) Purchaser. At the Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, the Purchaser shall deliver, or cause to be delivered, to the Company each of the following:

                                 (i) An executed copy of the certificate signed
by an authorized officer of the Company, as described in Section 6.2 (b);

                                 (ii) the Purchase Price, payable by wire
transfer of immediately available funds, to an account or accounts designated in writing at least five business days prior to the Closing by the Company;

                                 (iii) the executed Memorandum of Understanding,
substantially in the form attached hereto as Exhibit B (the "MOU"); and

                                 (iv) such other agreements, instruments,
certificates and other documents as may be necessary or reasonably appropriate to effectuate completely the transactions contemplated hereby.

                      (b) Company. At the Closing, on the terms and subject to the conditions set forth herein and in reliance on the representations and warranties, covenants and other agreements set forth herein, the Company shall deliver, or cause to be delivered, to the Purchaser each of the following:

                                 (i) certificate(s) representing the Shares,
validly executed by the appropriate duly authorized officers of the Purchaser registered in the name of the Purchaser;

                                 (ii) the executed Warrants;

                                 (iii) the executed MOU; and



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                                 (iv) such other agreements, instruments,
certificates and other documents as may be necessary or reasonably appropriate to effectuate completely the transactions contemplated hereby.

        2. Representations and Warranties of the Company. Except as specifically set forth in the Disclosure Schedule delivered by the Company herewith (the "DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to the Purchaser as follows:

               2.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. The Company has made available a true and correct copy of the Certificate of Incorporation and Bylaws of the Company, as amended to date, to counsel for the Purchaser.

               2.2 Authority; No Conflicts. The Company has all requisite corporate power and authority to enter into this Agreement, the MOU and, upon the Closing, to issue the Shares and the Warrant and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the MOU and, upon the Closing, the Shares, and the Warrant and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of Parent to authorize the Agreement and the MOU, to issue the Shares, and the Warrant and to consummate the transactions contemplated hereby and thereby. This Agreement and the MOU have been duly executed and delivered by the Company and constitute or, in the case of the Warrant, when executed will constitute, a valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery by the Company of this Agreement and the MOU and, upon the Closing, the Shares and the Warrant do not, and the performance and consummation of the transactions contemplated hereby and thereby will not result in any conflict with (i) any provisions of its Certificate of Incorporation or Bylaws, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company is subject or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

               2.3 Capitalization

                      (a) C-Cube Semiconductor. As of January 31, 2000, the authorized capital of the Company consisted of the following: (i) 10,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding; and (ii) 200,000,000 shares of common stock, $0.001 par value, of which no shares are issued and outstanding. There are no outstanding



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options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

                      (b) C-Cube Microsystems. As of January 31, 2000, the authorized capital stock of the C-Cube Microsystems Inc. ("C-CUBE MICROSYSTEMS") consisted of the following: (i) 5,000,000 shares of preferred stock, $ 0.001 par value, of which no shares are issued and outstanding; and (ii) 150,000,000 shares of common stock, $0.001 par value, of which 40,052,172 shares are issued and outstanding. All shares of capital stock of C-Cube Microsystems have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. As of January 31, 2000, there were outstanding options to purchase 14,105,200 shares of common stock of C-Cube Microsystems. Except for the Merger transactions, for items set forth in this
Section 2.3 (b), for certain convertible notes from C-Cube Microsystems, and for changes since January 31, 2000 resulting from the exercise of options outstanding on such date, there are no other outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from C-Cube Microsystems of any shares of its capital stock.

               2.4 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity which is material to the Company's business.

               2.5 Valid Issuance of Securities. The Shares being issued hereunder and the shares of Common Stock to be issued pursuant to the Warrant (collectively, the "TRANSACTION SHARES"), when issued, sold and delivered in accordance with the terms hereof or thereof, as applicable, for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. Based in part upon the representations of the Purchaser in this Agreement and subject to the provisions of Section 2.6 below, the Transaction Shares will be issued in compliance with all applicable federal and state securities laws. The Transaction Shares shall be free of any liens or encumbrances, other than any liens or encumbrances created by the Purchasers; provided, however, that the Transaction Shares may be subject to restrictions on transfer under state and/or federal securities laws. The Transaction Shares are not and will not be subject to any preemptive rights, rights of first refusal, rights of first offer or other similar rights that have not been properly waived or complied with.

               2.6 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Transaction Shares, or the Warrant or the consummation of the transactions contemplated hereby or thereby except those which may be required under applicable federal and state securities laws.

               2.7 Litigation. There is no action, suit, arbitration, proceeding or investigation pending or to the Company's knowledge, currently threatened against the Company or its properties before any court, arbitrator or governmental agency. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court of government agency or instrumentality.



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               2.8 Intellectual Property. As of the date of this Agreement, to the Company's knowledge, the Company has legally enforceable rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, know-how and processes necessary for its business as now conducted without any infringement on the rights of others. Except pursuant to Contracts (as defined in Section 2.10 below) listed in the Disclosure Schedule, there are no outstanding material options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, know-how and processes of any other person or entity. To the Company's knowledge, the Company has not violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted. Neither the execution nor delivery of this Agreement or the MOU, nor the carrying on of the Company's business as conducted will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

               2.9 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its charter documents or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, of any provision of federal, state or foreign statute, rule, regulation, order or restriction applicable to the Company. The execution, delivery and performance of this Agreement and the MOU will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority, or any consent or approval of any third party person or entity is required in connection with the Company's valid execution, delivery or performance of this Agreement, the MOU or the offer, sale or issuance of the Transaction Shares, or the Warrant, or the consummation of any other transaction contemplated on the part of the Company hereby, except those filings which may be required under federal and state securities laws.

               2.10 Material Contracts and Commitments. Except for agreements explicitly contemplated hereby (the "CONTRACTS"), there are no agreements, instruments, leases, licenses, commitments or contracts to which the Company is a party or by which it is bound, which (i) involve provisions restricting the development, manufacture or distribution of the Company's products or services, or (ii) involve indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase and sale agreements entered into in the ordinary course of business and ordinary course licensing agreements entered into with customers of the Company). All of the Contracts are valid, binding and in full force and effect in all material respects and enforceable by the Company in accordance with their respective terms in all material respects, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, usury or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies. The Company is not in material default under any of such Contracts, nor has the Company received notice that any third party does not intend to renew any material contract it currently has with the Company, or that any third party intends to terminate any material contract currently in place with the Company. To the knowledge of the Company, no other party to any of the Contracts is in material default thereunder.

               2.11 Title to Property. The Company has good and marketable title to its property and assets, free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

               2.12 Financial Statements. The Purchaser has received the Company's audited consolidated balance sheet, statements of income, cash flow and shareholders' equity for the fiscal year ended December 31, 1998, together with the related opinion of its independent public accountants, and the Company's unaudited consolidated balance sheet, statement of income cash flow and shareholders' equity for the nine-month period ended September 30, 1999 (the "FINANCIAL STATEMENTS"), which are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other, subject to normal end-of-period adjustments. The Financial Statements fairly present the consolidated financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated.

               2.13 Changes. Except as otherwise disclosed in the Financial Statements, since September 30, 1999, there has not been:

                      (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                      (b) any incurrence of any indebtedness for money borrowed;

                      (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

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                      (d) any waiver by the Company of a valuable right or of a
material debt owed to it;

                      (e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);

                      (f) any material change or amendment to a Contract by which the Company or any of its assets or properties is bound or subject;

                      (g) any material change in any compensation arrangement or agreement with any employee, contractor or director;

                      (h) any material change in the Company's accounting methods, principles, or practices;

                      (i) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, except licenses entered into in the ordinary course of business and consistent with past practices;

                      (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company with respect to any of its material properties or assets, except liens for taxes not yet payable;

                      (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                      (l) any declaration, setting aside or payment of dividends or other distribution with respect to any of the Company's capital stock or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

                      (m) any agreement or commitment by the Company to perform any of the acts described in this Section 2.13.

               2.14 Outstanding Indebtedness; Material Liabilities. Except pursuant to the Contracts or as disclosed in the Financial Statements, the Company has no material liabilities or obligations exceeding $1,000,000 in the aggregate, absolute or contingent (individually or in the aggregate), except (i) liabilities and obligations under a lease for its principal offices and leases for equipment which do not exceed $5,000,000 in the aggregate, (ii) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business, which do not exceed $50,000 individually, or $100,000 in the aggregate, (iii) liabilities incurred in the ordinary course of business subsequent to September 30, 1999, and (iv) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

               2.15 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could reasonably be expected to have a material adverse effect on the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

               2.16 Environmental and Safety Laws. To the Company's knowledge, the Company is not in violation of any applicable federal, state or local statute, law or regulation relating to the environment or occupational health and safety.

               2.17 SEC Filings. The Company has timely and properly filed all forms, reports, prospectuses and documents required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, including the Report on Form 10, filed with the SEC on October 29, 1999 (File No. 000-23596), as amended on January 24, 2000 (the "FORM 10") (collectively, the "COMPANY SEC DOCUMENT"). As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Securities Act, as amended (the "SECURITIES ACT"), and the 1934 Securities Exchange Act, as amended (the "EXCHANGE ACT"), as the case may be. As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               2.18 Brokers' and Finder's Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the MOU, or the consummation of the transactions contemplated hereby.

        3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

               3.1 Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of France.

               3.2 Authority. The Purchaser has all requisite power and authority to enter into this Agreement and the MOU, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and the MOU, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and the MOU have been duly executed and delivered by the Purchaser, and constitute a valid and binding obligation of the Purchaser enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by principles of general application relating to bankruptcy, insolvency, creditor's rights, and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies.

               3.3 No Conflicts. The execution and delivery by the Purchaser of this Agreement and the MOU, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby, will not (i) give rise to any conflict, violation, default, termination, cancellation, modification, acceleration or loss under any provision of the Certificate of Incorporation or Bylaws of the Purchaser, or
(ii) violate any order, injunction, judgment, ruling, law or regulation of any governmental authority applicable to the Purchaser or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the MOU, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities and antitrust laws.

               3.4 Brokers' and Finder's Fees. The Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the MOU, or the consummation of the transactions contemplated hereby.

               3.5 Purchase Entirely for Own Account. Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale, distribution or offering of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

               3.6 Accredited Investor; Investment Experience. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Securities, it is able to bear the economic consequences thereof, and it qualifies as an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Purchaser is experienced in evaluating and investing in securities of emerging publicly traded high technology companies and acknowledges that it can bear the economic risk of its investment. Purchaser has not been formed for the specific purpose of acquiring the Securities.

               3.7 Restricted Securities. Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act or any state securities ("BLUE SKY") law, by reason of a specific exemption from the registration provisions of the Securities Act and the applicable Blue Sky laws, which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Such

Purchaser understands that as such the Securities are characterized as "restricted securities" under the Securities Act and that under the Securities Act and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

               3.8 Legends. It is understood that the Securities, and any securities issued in respect thereof or conversion thereof, may bear one or all of the following legends:

                      (a) "THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

                      (b) Any legend required by the laws of the State of Delaware or the State of California, including any legend required by the California Department of Corporations.

                      (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

        4. Standstill Restrictions

               4.1 Scope of Restrictions. At and after the Closing Date, neither Purchaser nor its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, attorneys and accountants) of the Purchaser shall, on behalf of Purchaser or Purchaser's affiliates, without the prior written consent of the Company:

                      (a) Acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company any subsidiary thereof, or of any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person;

                      (b) Make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

                      (c) Make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;

                      (d) Form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act, in connection with any of the foregoing;

                      (e) Otherwise act or seek to control or influence the management, board of directors or policies of the Company;

                      (f) Take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above; or

                      (g) Request the Company directly or indirectly, to amend or waive any provision of this paragraph.

        5. The Company's Right of First Refusal.

               5.1 Exercise of Right. Prior to Purchaser effecting any direct or indirect, sale, transfer, pledge, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of, Shares representing 33% or more of the total shares of Common Stock of the Company originally held by Purchaser immediately after the Closing, on an as-converted to Common Stock basis (a "TRANSFER"), the Company shall have a first refusal right to purchase such Shares on the following terms and conditions:

                      (a) Purchaser shall give prior notice (the "TRANSFER NOTICE") to the Company in writing of such intention, specifying the name of the proposed purchaser or transferee, the number of Shares proposed to be the subject of such Transfer, the proposed price therefor and the other material terms upon which such disposition is proposed to be made.

                      (b) The Company shall have the right, exercisable by written notice given by the Company to Purchaser within ten (10) business days after receipt of such Transfer Notice (the "RESPONSE NOTICE"), to purchase all or any portion of the Shares specified in such Transfer Notice for cash at the price per share specified in the Transfer Notice or, if consideration other than cash is specified in the Transfer Notice, in an amount equal to the fair market value of such non-cash consideration. Such right shall not be conditional upon the Company having sufficient financing, at the time the right arises, to purchase the Shares; provided, however, in any event, the Company is required to obtain such financing within the time period set forth in Section 5.1(c).

                      (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Shares with respect to which such right has been exercised shall take place within thirty (30) calendar days after the Company gives the Response Notice to Purchaser. Upon exercise of its right of first refusal, the Company and Purchaser shall be legally obligated to consummate the purchase and sale contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

                      (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise in subparagraph
(b) above or close within the time period specified in Section 5.1(c) with respect to all of the Shares specified in such Transfer Notice, such Purchaser shall be free, during the period of ninety (90) calendar days following the expiration of such time for exercise, to Transfer or tender for Transfer those Shares specified in such Transfer Notice with respect to which the Company has not exercised its first refusal rights to the proposed purchaser or transferee specified in such Transfer Notice and on terms not materially less favorable to Purchaser than the terms specified in such Transfer Notice.

                      (e) Notwithstanding the above, a transfer of Common Stock by Purchaser either to a "qualified institutional buyer," as such term is defined in Rule 144A of the Securities Act of 1933, as amended, or to a wholly owned subsidiary, or direct or indirect corporate parent, of Purchaser shall not be deemed a "Transfer" for purposes of this Section 5.

               5.2 Assignment of Right. The Company may assign its right of first refusal under this Section 5 to any direct affiliate of Company or a successor entity in a merger acquisition that succeeds to all of the Company's rights and obligations under this Agreement; provided, however, in the event of a sale of the substantially all of the assets, share purchase or other business combination that the Company shall be liable for the timely performance of any obligations in this Section 5 by such assignee.

        6. Conditions to the Issuance and Sale of the Securities.

               6.1 Conditions to Obligations of the Parties. The respective obligations of each party to this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                      (a) Government Approvals. The Company and Purchaser shall have obtained all authorizations, consents, orders and approvals required from or of, or declarations or filings with, or expirations of waiting periods imposed by, any governmental body required for the consummation of the transactions contemplated by this Agreement.

                      (b) Consummation of the Distribution. The Distribution, pursuant to the terms described in the Form 10, shall have been consummated.

               6.2 Additional Conditions of Purchaser's Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are additionally subject to the fulfillment or waiver on or before the Closing, of each of the following conditions:

                      (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (other than such representations and warranties as are made as of another date, which representations and warranties shall continue to be true and correct as of such particular date), except for failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" shall mean any change in, or effect on, the business of the Company (as conducted as of the date of this Agreement) (the "BUSINESS") that is materially adverse to the results of operations or the financial condition of the Business, taken as a whole.

                      (b) Officer's Certificate. The Company shall have provided a certificate signed by a duly authorized officer of the Company to the effect that the condition contained in Section 6.2(a) has been met.

               6.3 Additional Conditions of the Company's Obligations at the Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of the following condition:

                      (a) Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (other than such representations and warranties as are made as of another date, which representations and warranties shall continue to be true and correct as of such particular date).

        7. Additional Agreements.

               7.1 Expenses. Whether or not this Agreement and the transactions contemplated hereby are consummated, all expenses incurred by a party in connection with the transactions contemplated by this Agreement, including without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

               7.2 Public Disclosure. The Company and the Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the foregoing and shall not issue any such press release or make any such public statement without the other party's prior written consent, except as may be required by law, the Nasdaq Stock Market, or any listing agreement with a national securities exchange.

               7.3 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        8. Termination. This Agreement shall terminate and the transactions contemplated hereby abandoned at any time prior to the Closing if the Merger Agreement is terminated pursuant to its terms or by the mutual consent of the parties, in such case the termination of this Agreement shall be as of the time of such termination.

        9. Miscellaneous.

               9.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall not survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

               9.2 Transfer, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               9.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

               9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

               9.5 Titles and Subtitles; Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement, or any of the terms and provisions hereof.

               9.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a recognized commercial overnight delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a) if to the Purchaser, to:  Thomson Multimedia S.A.
                                              46 Quai A LeGallo
                                              92100 Boulogne
                                              France
                                              Attention: Chief Executive Officer
                                              Facsimile No.: 331-4126-6400
                    with a copy to:           Morrison & Foerster LLP
                                              425 Market Street
                                              San Francisco, CA 94105
                                              Attention: Robert Townsend, Esq.
                                              Facsimile No.: (415) 268-7522

                (b) if to the Company, to:    C-Cube Semiconductor Inc.
                                              1778 McCarthy Boulevard
                                              Milpitas, CA 95035
                                              Attention: Chief Executive Officer
                                              Facsimile No.: (408) 490-8402

                       with a copy to:        Wilson Sonsini Goodrich & Rosati
                                              Professional Corporation
                                              Spear Street Tower, One Market
                                              San Francisco, CA 94105
                                              Attention: Steve L. Camahort, Esq.
                                              Facsimile No.: (415) 947-2099

               9.7 Attorneys' Fees. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               9.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each transferee of any Securities, each future holder of all such Securities, and the Company.

               9.9 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

               9.10 Entire Agreement. This Agreement and the exhibits hereto, together with the MOU and the Warrant, constitute the entire agreement between the parties hereto pertaining to the purchase of the Securities.

               9.11 Remedies. The Purchaser and the Company agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Accordingly, it is agreed that the Company or the Purchaser, as the case may be, shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under the Agreement.

               9.12 Extension; Waiver. At any time, the Purchaser and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

               9.13 Mutual Drafting. Both parties waive the application of any law, resolution, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

               9.14 Venue. Any legal action or other legal proceeding relating to this Agreement, the MOU (as to the confidentiality and publicity provisions only), or the Warrant, or the transactions contemplated hereby or thereby, may be brought or otherwise commenced in any state or federal court located in the County of San Francisco, California. Each of the parties hereto (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Francisco, California in connection with any such legal proceeding, including to enforce any settlement, order or award, (ii) agrees that each state and federal court located in the County of San Francisco, California shall be deemed to be a convenient forum, and (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Francisco, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that the subject matter hereof or thereof may not be enforced by such court. Each party hereto agrees to the entry of any order to enforce any resolution, settlement, order or award made pursuant to this Section 9.14 by the state and federal courts located in the County of San Francisco, California and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of California or any other jurisdiction.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

COMPANY:

C-CUBE SEMICONDUCTOR INC.
a Delaware corporation


By: ________________________________
    Name:
    Title:


PURCHASER:

THOMSON MULTIMEDIA S.A.
a French societe anonyme


By: ________________________________
    Name:
    Title:











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